Exhibit 3.2

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REALD INC.,
a Delaware corporation

RealD Inc., a corporation incorporated and existing under the laws of the State of Delaware, hereby certifies as follows:

1.                                       The corporation was originally incorporated and its original certificate of incorporation was filed with the Secretary of State of the State of Delaware on April 8, 2010.

2.                                       This Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 141(f), 228, 242 and 245 of the Delaware General Corporation Law by the written consent of the corporation’s board of directors and stockholders.  This Amended and Restated Certificate of Incorporation restates, integrates, amends and supersedes the provisions of the original certificate of incorporation of the corporation filed with the Secretary of State of the State of Delaware on April 8, 2010.

The text of the Amended and Restated Certificate of Incorporation of the corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is RealD Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of this corporation’s registered office in the State of Delaware is located at 1811 Silverside Road, in the City of Wilmington, County of New Castle, Delaware 19810.  The name of its registered agent at such address is Vcorp Services, LLC.

ARTICLE III

PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

CAPITAL STOCK

A.            Authorized Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares, of stock that the Corporation is authorized to issue is        Million (      ) shares, consisting of        Million (      ) shares of Common Stock, par value $0.0001 per share, and        Million (      ) shares of Preferred Stock, par value $0.0001 per share.

B.            Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the Corporation, and the board of directors of the Corporation is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the board of directors of the Corporation with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(1)           The number of shares constituting that series and the distinctive designation of that series;

(2)           The dividend rate or rates on the shares of that series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)           Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)           Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors of the Corporation shall determine;

(5)           Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;

(6)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)           Any other relative rights, powers, and preferences, and the qualifications, limitations and restrictions thereof, of that series.

The board of directors of the Corporation is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares such series then outstanding, subject to the powers, preferences, and rights, and the qualifications, limitations thereof stated in this Amended and Restated Certificate of Incorporation or the resolution of the board of directors of the Corporation originally fixing the number of shares of such series.

C.            Common Stock.  The Common Stock shall have the rights, powers, qualifications and limitations, as hereinafter set forth in this Article IV.

(1)           Each holder of Common Stock, as such, shall be entitled, with respect to each share of Common Stock held by such holder on the applicable record date, to one vote in person or by proxy on all matters properly submitted to a vote of the holders of Common Stock on which the holders of shares of Common Stock are entitled to vote. Notwithstanding the foregoing, and except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law.

(2)           Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock in respect thereof, the holders of shares of Common Stock, as such, shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation when, as and if declared thereon by the board of directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(3)           Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock in respect thereof, the holders of shares of Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

MANAGEMENT

A.            Board of Directors

(1)           The business and affairs of the Corporation shall be managed by, or under the direction of, the board of directors of the Corporation. The number of directors of the

Corporation shall be fixed from time to time in the Bylaws or any amendment thereof duly adopted by the board of directors of the Corporation.

(2)           Effective upon the consummation of the Corporation’s initial public offering of securities, the directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors of the Corporation.  The initial division of the board of directors of the Corporation into classes shall be made by the decision of the affirmative vote of a majority of the entire board of directors in existence immediately prior to the consummation of the Corporation’s public offering.  The term of the initial Class I directors shall terminate on the date of the first annual meeting to occur after the Corporation’s initial public offering; the term of the initial Class II directors shall terminate on the date of the second annual meeting to occur after the Corporation’s initial public offering; and the term of the initial Class III directors shall terminate on the date of the third annual meeting to occur after the Corporation’s initial public offering.  At each annual meeting of stockholders beginning at the first meeting of stockholders to occur after the Corporation’s initial public offering, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term and until their successors are duly elected and qualified.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, or the death, resignation, retirement or disqualification of a director shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

(3)           Any director or the entire board of directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote by the holders of not less than eighty percent (80%) of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”).

B.            Stockholder Action.

(1)           Subject to the rights of the holders of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders is specifically denied.

(2)           Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the board of directors of the Corporation, (ii) the chairman of the board of directors of the Corporation, or (iii) the chief executive officer of the Corporation or, in the absence of such chief executive officer, the president of the Corporation, but such special meetings may not be called by any other person or persons.

(3)           Subject to the rights of the holders of any series of Preferred Stock then outstanding, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

ARTICLE VI

INDEMNIFICATION

A.            To the maximum extent permitted by the Delaware General Corporation Law or any other law of the State of Delaware, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

B.            To the maximum extent permitted by the Delaware General Corporation Law or any other law of the State of Delaware, as the same exists or as may hereafter be amended, the Corporation shall indemnify and advance expenses to any person made or threatened to be made a party to any actual, threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, the person’s testator or intestate is or was a director of the Corporation or any predecessor of the Corporation, or serves or served at any other corporation or a partnership, joint venture, trust or other enterprise as a director (including service with respect to employee benefit plans) at the request of the board of directors of the Corporation or an executive officer (as such term is defined in Section 16 of the Securities Exchange Act of 1934) of the Corporation or, in each case, any predecessor to the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding. To the maximum extent permitted by the Delaware General Corporation Law or any other law of the State of Delaware, as the same exists or as may hereafter be amended, the Corporation may indemnify and advance expenses to any person made or threatened to be made a party to any actual, threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, the person’s testator or intestate is or was an officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other corporation or a partnership, joint venture, trust or other enterprise as a director, officer, employee or agent (including service with respect to employee benefit plans) at the request of the board of directors of the Corporation or an executive officer (as such term is defined in Section 16 of the Securities Exchange Act of 1934) of the Corporation or, in each case, any predecessor to the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding. Advancement of expenses prior to the final disposition of any such action, suit or proceeding shall be contingent upon receipt of an undertaking from the recipient that the recipient shall repay to the Corporation all advanced sums if it is ultimately determined that the recipient is not entitled to indemnification under applicable law.

C.            Neither any amendment nor repeal or modification of this Article VI, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VI shall (i) adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification or adoption of any inconsistent provisions or (ii) eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or modification or adoption of an inconsistent provision.

ARTICLE VII

AMENDMENTS

A.            Amendment to Certificate of Incorporation.  The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed herein and by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Amended and Restated Certificate of Incorporation or any certificate of designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, alter, change or repeal any or all of Section B of Article IV, Article V, Article VI or this Article VII or to adopt any provision inconsistent therewith.

B.            Amendment to Bylaws.  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to amend, alter, change or repeal the bylaws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors of the Corporation at which a quorum is present. Notwithstanding the foregoing, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the bylaws of the Corporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class.

* * * *

IN WITNESS WHEREOF, RealD Inc., has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officers on this        day of        , 2010.

REALD INC.